Exhibit 32.2


                Certification Required by 18 U.S.C. Section 1350
     (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
           ----------------------------------------------------------


In connection with the periodic report of Verint Systems Inc. (the "Company") on Form 10-Q for the period ended July 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Igal Nissim, as Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


Dated:  September 12, 2003



                                                       /s/  Igal Nissim
                                                       ------------------------
                                                       Igal Nissim
                                                       Chief Financial Officer